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                                                                    EXHIBIT 3.58











                                     BY-LAWS

                                       OF

                              AVISTA, INCORPORATED
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                              AMENDMENT TO BY-LAWS
                                       OF
                              AVISTA, INCORPORATED
                        (f/k/a INSIGHT INFORMATION, INC.)


      Pursuant to a resolution approved by the Board of Directors and Shareholders of Avista, Incorporated (the "Company") by unanimous written consent effective as of November 20, 2003, the following amendments to the Company's By-Laws were approved:

      1. Change the Company name on the By-Laws to "Avista, Incorporated" to match the Company's Articles of Incorporation.

      2. Amend the first sentence of Section 3.2 Number, Tenure and Qualifications to state that the number of directors shall be three
         (3).

      3. Delete Section 5.2 Restrictions on Transfers in its entirety.

      4. Delete Section 5.5 (first Section 5.5) Intent, regarding the shareholders being employees, in its entirety.
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                                   BY-LAWS OF

                              AVISTA, INCORPORATED


                               ARTICLE I. OFFICES

The principal office of the corporation will be in the City of Platteville, County of Grant, State of Wisconsin. The corporation may also have offices at other such places within or without the State of Wisconsin as the board may from time to time determine or the business of the corporation may require.

                            ARTICLE II. SHAREHOLDERS

Section 2.1 Annual Meeting The annual meeting of the shareholders shall be held on the first Monday of March of each year, commencing at 6:00 o'clock p.m. for the purpose of electing directors and for the transaction of such business as may come before the meeting. In the event of failure to hold the annual meeting of shareholders in any year on the date herein provided, a subsequent meeting may be held in lieu thereof as a deferred annual meeting, and any election held or business done at such subsequent meeting shall be as valid and effectual as if had been done at a meeting duly held as an annual meeting on the date herein provided.

Section 2.2 Special meetings Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by Statute, may be called by the President or the Board of Directors, and shall be called by the President or the Secretary at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 2.3 Place of Meeting Meetings of the shareholders shall be held at the principal office of the corporation or at such a place within or without the State of Wisconsin as the board shall authorize.

Section 2.4 Notice of Meeting Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less that five (5) and not more that thirty (30) days before the date of the meeting, either personally or by certified mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

Section 2.5 Waivers Whenever any notice whatever is required to be given to any



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shareholder of the corporation under the Articles of Incorporation or By-Laws or any provision of law, the waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholders entitled to such notice, shall be deemed equivalent to the giving of such notice: provided that such waiver in respect to any matter of which notice is required under any provision of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

Section 2.6 Quorum Unless otherwise provided for in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law. If less than a quorum of the outstanding shares are represented at a meeting, then the majority of the shares represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.7 Proxies At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

Section 2.8 Informal Action by Shareholders Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken at a meeting of the shareholder, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

Section 3.1 General Powers The business and affairs of the corporation shall be managed by its Board of Directors.

Section 3.2 Number, Tenure and Qualifications The number of directors of the corporation shall be one (1). Directors need not be shareholders to the corporation. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected or until his death or until he shall resign or shall have been removed in the manner hereafter provided. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of


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shareholders called for that purpose, and any vacancy so created may be filled by the shareholders.

Section 3.3 Regular Meetings A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at the meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place whether within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4 Special Meetings Special meetings of the Board of Directors may be called by, or at the request of, the President, the Secretary or any two(2) Directors. The person or person authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.5 Notice Notice of any special meeting shall be given at least seventy-two (72) hours previously thereto by written notice delivered personally or by certified mail to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

Section 3.6 Waivers Whenever any notice whatever is required to be given to any director of the corporation under these By-Laws, or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular meeting or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.7 Quorum A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, but a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.8 Vacancy Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, except that a vacancy created by a removal by the shareholders may be filled by the shareholders.

Section 3.9 Informal Action Without Meeting Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting is a consent in


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writing, setting forth the action so taken, shall be signed by all the directors then in office.

                              ARTICLE IV. OFFICERS

Section 4.1 Number The principal officer of the corporation shall be a President, one or more Vice Presidents, as may be elected or appointed by the Board of Directors, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President.

Section 4.2 Election and Term of Office The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his death or until he resigns of shall have been removed in the manner hereafter provided.

Section 4.3 Removal Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4.4 President The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors: and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.5 Vice Presidents At the time of election, one or more of the Vice Presidents may be designated Executive Vice President and one or more of the Vice Presidents may be designated Senior Vice President. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice President, or if more than one, The Executive Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, or in the event of his or


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their inability to act then the Senior Vice President or if more than one, The
Senior Vice Presidents in the order designated at the time of their election, or in the absence of any such designation then in the order of their election, or in the event of his or their inability to act, then the other Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.6 Secretary The Secretary shall: (a)keep the minutes of the meetings of the shareholders and of the Board of Directors: (b)see that all notices are duly given in accordance with the provision of these by-laws or as required by law: (c)be custodian of the corporate records and of the seal of the corporation and see that all documents, executed on behalf of the corporation, that requires the corporate seal be affixed with the corporate seal: (d)sign with the President certificates for shares of the corporation, the issuance of which address shall have been authorized by resolution of the Board of Directors:
(e)have general charge of the stock transfer books of the corporation: and (f)in general perform all duties incident to the Office of Secretary and have such other duties and exercises such authority as from time to time may be delegated or assigned to him by the President of by the Board of Directors.

Section 4.7 Treasurer The Treasurer shall (a) have charge and custody and be responsible for all funds and securities of the corporation: (b) keep full and accurate accounts of receipts and disbursements in the corporate books: (c) deposit all money and valuables in the name and credit of the corporation as may be designated by the board: (d) disburse the funds of the corporation as may be ordered or authorized by the Board of Directors (e) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time be delegated or assigned to him by the President or the Board of Directors.

Section 4.8 Salaries The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                            ARTICLE V. MISCELLANEOUS

Section 5.1 Certificates for Shares Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors, shall be consecutively numbered or otherwise identified, shall be signed by the President and the Secretary, and sealed with the seal of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof, for all purposes.

Section 5.2 Restrictions on Transfers No sale, gift, pledge, bequest or other transfer,


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including without limitation, a transfer by intestate succession or property division upon divorce, or any share of stock in the Corporation shown on the books of the Corporation as held by any present or future Shareholder shall be made, unless such Shareholder or personal representative in the case of death, shall first deliver to the President or the Secretary of the Corporation an offer in writing to sell said shares to the Corporation, and the Corporation shall have the option, within the period of thirty (30) business days after receipt of such offer by the President or Secretary, to purchase such shares at either the book value of the shares or offered price. Should the Corporation elect not to purchase the shares within the time stated, then the Shareholder shall offer to sell said shares to other Shareholders of the Corporation at the same price and terms as offered to the Corporation. Such of the other Shareholders who desire to purchase said shares shall exercise their election to purchase by giving notice thereof to the selling Shareholder, the Corporation, and all other Shareholders. In either event, the notice shall specify a date for the closing of the purchase which shall not be more than 30 days after the date of the giving of such notice. Unless otherwise agreed to by all Shareholders, excluding the selling Shareholder, the shares of the selling Shareholder shall be purchased by the remaining Shareholders in proportion to their then existing ownership of shares in the Corporation. If any Shareholder does not desire to purchase shares of the selling Shareholder, his or her entitlement to such shares shall be allocated between those Shareholders who desire to purchase shares in proportion to their then existing interests in the Corporation. In the event that an agreement cannot be reached with respect to the disposition of fractional shares, such shares shall be purchased by the Corporation. Should the Shareholders of the Corporation elect not to purchase the shares, then the seller is at liberty to sell said shares to an employee of the Corporation at the same price and terms as offered to the Corporation. The above restrictions shall apply to all transfers by gift inter vivos and all transfer resulting from the death or divorce of a Shareholder, but does not apply to any transfer to the Corporation itself or to another Shareholder.

Section 5.3 Indemnification The corporation shall indemnify all directors and officers to the fullest extent now or hereafter permitted by the Wisconsin Statutes.

Section 5.4 Fiscal Year The fiscal year of the corporation shall be fixed from time to time by the Board of Directors.

Section 5.5 Intent It is the intention of the corporation to have the shareholders of the corporation be employees of the Corporation and to share in the endeavor of all the shareholders in making the corporation successful.

Section 5.5 Amendments These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders or the Board of Directors at any annual or special meeting. The Board of Directors shall have the authority to amend or repeal By-Laws adopted or amended by the shareholders unless the shareholders shall have provided that such By-Laws or amendment not be subject to change by the Board of Directors.


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